Exhibit 32

CERTIFICATION UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Patriot Transportation Holding, Inc.

                                       PATRIOT TRANSPORTATION HOLDING, INC.

December 4, 2013                         THOMPSON S. BAKER II_______________

                                       Thompson S. Baker II

                                       President and Chief Executive Officer

                                       JOHN D. MILTON, JR.__________

                                       John D. Milton, Jr.

                                       Executive Vice President, Treasurer,                                          Secretary and Chief Financial Officer

                                       JOHN D. KLOPFENSTEIN___________

                                       John D. Klopfenstein

                                       Controller and Chief

                                       Accounting Officer

A signed original of this written statement required by Section 906 has been provided to Patriot Transportation Holding, Inc. and will be retained by Patriot Transportation Holding, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification accompanies the issuer’s Annual Report on Form 10-K and is not filed as provided in SEC Release Nos. 33-8212, 34-4751 and IC-25967, dated June 30, 2003.